FOR MORE INFORMATION CONTACT:

Kimra Hawley, Chairman

(408) 325-3800

khawley@actionpoint.com

Steve Francis, President & CEO

(408) 325-3800

sfrancis@actionpoint.com

John Finegan, CFO

(408) 325-3311

jfinegan@actionpoint.com

Charles Messman

Todd Kehrli

MKR Group, LLC

(310) 451-7713

cmessman@mkr-group.com

tkehrli@mkr-group.com

ACTIONPOINT NAMES STEVE FRANCIS PRESIDENT AND CEO;

KIMRA HAWLEY BECOMES CHAIRMAN

SAN JOSE, Calif., Monday, June 4, 2001 - ActionPoint, Inc. (Nasdaq: ACTP), leading provider of information capture solutions, today announced that Steve Francis has been elected president and chief executive officer, succeeding Kimra Hawley, who becomes chairman of the board.

"ActionPoint is now focused on our core business, information capture, where we are the market leader," said Kimra Hawley, ActionPoint's chairman. "I've led this business from the `diagram on the napkin' stage to over $25M in revenue. We have a strong balance sheet; proven products; and a large customer base including organizations such as Blue Cross Blue Shield, Colgate Palmolive, GE, Merrill Lynch, Prudential, U.S. Patent and Trade Office, and Volkswagen. Now it's time for me to step back, take a break, and bring in talented new leadership to take the business forward."

"Steve is an eighteen year veteran of the information capture industry - he knows the business," continued Hawley. "During his seven years with ActionPoint Steve has built and managed our highly profitable software tools division, Pixel Translations. In addition to his role as General Manager of this division, he has concurrently served as Vice President of Business Development and Product Strategy for the entire company. I can't imagine a better person for the job. Steve has the operational experience, industry knowledge, and the vision to drive the company forward and to help ActionPoint realize its long- term potential for growth and profitability."

"In my role as non-executive board chairman I look forward to working with the ActionPoint team on long-term direction, strategic customer relationships, and critical industry partnerships," concluded Hawley.

"I'm excited about the opportunity to lead ActionPoint during our next phase of growth," said Francis. "Although doing business on the internet is an attractive idea, the reality is that the vast majority of information continues to flow on paper documents or faxes. Our products solve the real world problem large organizations face today - getting all that information into a format that their computer systems can understand and use."

"We are well positioned to capitalize on these market dynamics, with proven technology, a solid customer reference base, and an experienced team of dedicated employees," continued Francis. "I am committed to growing the business and delivering value for ActionPoint's customers and shareholders."

Francis joined ActionPoint in 1994 following the company's acquisition of Pixel Translations, where he was co-founder. He was promoted to General Manager in 1997, and assumed the additional role of Vice President for Business Development and Product Strategy in 1999. Prior to joining Pixel Translations, Francis held engineering and marketing management positions at Calera Recognition Systems, now part of ScanSoft, a developer of recognition software. He holds a BS in Electrical Engineering/Computers with honors from Stanford University.

Along with his appointment to the position of CEO, Francis is expected to be elected to the board of directors at the next scheduled board meeting.

Corporate Conference Call

ActionPoint will host a conference call tomorrow, June 5, 2001, at 2:00 pm Pacific Daylight Time to discuss the election of Steve Francis to president and CEO. The conference call can be accessed by dialing 888-740-3572 approximately 10 minutes prior to start time. A live webcast of the ActionPoint conference call can be accessed at http://www.actionpoint.com. In addition, a replay of the call will be available following the conference call and can be accessed through the company's Investor Relations Web site at http://www.actionpoint.com. A replay of the conference call can be accessed for 48 hours after the call by calling (800) 633-8284, reservation No. 19053199.

About ActionPoint

ActionPoint, Inc. (NASDAQ: ACTP), develops and markets software products that transform traditional business documents -- such as paper documents, faxes, and microfiche -- into digital content compatible with enterprise computing systems and the Internet. Its award winning products, ActionPoint Enterprise Server 3.0™ and InputAccel® , are the most comprehensive capture solutions on the market, incorporating XML and advanced forms processing technology. Today, over 300 Global 2000 organizations use ActionPoint's products to cut costs, improve customer service, and increase productivity. For more information, visit the company's Web site at http://www.actionpoint.com.

ActionPoint, the ActionPoint logo, ActionPoint Enterprise Server, and InputAccel are trademarks, or registered trademarks, of ActionPoint, Inc. All other trademarks or registered trademarks are the property of their respective owners.

Please note: Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this news release (as well as information in oral statements or other written statements made or to be made by ActionPoint, Inc.) contain statements that are forward-looking, such as statements relating to the future anticipated direction of the futures and securities industry, plans for future expansion, various business development activities, planned capital expenditures, anticipated sales, potential contracts, dependence on existing management, domestic and global economic conditions, changes in federal or state laws, and market competition factors. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of ActionPoint, Inc.

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